Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-290810) on Form S-4/A of our report dated March 31, 2025, relating to the combined financial statements of the Predecessor Millrose Business. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

November 5, 2025